Exhibit 21.1

RESTAURANT BRANDS INTERNATIONAL INC.

List of Subsidiaries

Restaurant Brands International Inc. – Subsidiaries as of December 31, 2014

8997806 Canada Inc.

Restaurant Brands International LP

1013414 B.C. ULC

1013421 B.C. ULC

1011778 B.C. ULC

1014364 B.C. ULC

New Red Finance Inc.

1014369 B.C. ULC

1019334 B.C. ULC

Burger King Worldwide, Inc. – see BKW subsidiaries

1016864 B.C. ULC

P11 LP

1016872 B.C. ULC

P22 LLP

1016878 B.C. ULC

P33 LP

1016883 B.C. ULC

P44 LP

1017358 B.C. ULC

P55 LP

1016869 B.C. ULC

1016893 B.C. ULC

Blue Holdco 1, LLC

Blue Holdco 2, LLC

Blue Holdco 3, LLC

Tim Hortons Inc. – see THI subsidiaries

THI Subsidiaries

Canada

1485525 Alberta Ltd.

The TDL Group Co.

1021678 Alberta ULC

Tim’s Realty Partnership

The TDL Group Corp.

Fruition Manufacturing Limited

GPAir Limited

The TDL Marks Corporation

Tim Hortons Advertising and Promotion Fund (Canada) Inc.

The TDL Group

Barhav Developments Limited

Grange Castle Holdings Limited

U.S.A.

Tim Hortons Delaware Limited Partnership

THD Nevada LLC

THD Delaware LLC

SBFD Holding Co.

Tim Donut U.S. Limited, Inc.

Tim Hortons USA Inc.

Tim Hortons (New England) Inc.

THD Coffee Co.

The Tim’s National Advertising Program, Inc.

Tuller Investment

International

Tim Hortons International S.A.

Tim Hortons (Ireland) Limited

BKW Subsidiaries

Argentina

BK Argentina Servicios, S.A.

Brazil

Burger King du Brasil Assessoria a Restaurantes Ltda.

Canada

Burger King Canada Holdings Inc.

Burger King Saskatchewan Holdings Inc.

Germany

Burger King Beteiligungs GmbH

BK Grundstuecksverwaltung Beteiligungs GmbH

BK Grundstuecksverwaltung GmbH & Co. KG

Israel

Burger King Israel Ltd.

Italy

Burger King Italia S.r.l.

Luxembourg

Burger King Interamerica LLC EuroAsian Holdings SCS

Burger King (Luxembourg) 2 S.a.r.l

Burger King (Luxembourg) 3 S.a.r.l

Burger King (Luxembourg) S.a.r.l

Mexico

Adminstracion de Comidas Rapidas, SA de CV

Inmobiliaria Burger King, S. de R.I. de C.V.

Netherlands

Burger King Nederland Services B.V.

Puerto Rico

Burger King de Puerto Rico, Inc.

South Africa

Burger King South Africa Holdings (Pty) Ltd.

Spain

Burger King General Service Company, S.L.

Sweden

Burger King AB

Switzerland

Burger King Schweiz GmbH

Burger King Europe GmbH

Turkey

Burger King Gida Sanayi Ve Ticaret Limited Sirketi

United Kingdom

BurgerKing Ltd.

Burger King (United Kingdom) Ltd.

BK (UK) Company Limited

Hayescrest Ltd.

Huckleberry’s Ltd.

Mini Meals Limited

Burger King UK Pension Plan Trustee Company Limited

U.S.A.

Burger King Worldwide, Inc.

Burger King Holdco, LLC

Burger King Cpaital Holdings, LLC

Burger King Capital Finance, Inc.

Burger King Holdings, Inc.

Burger King Corporation

BK Acquisition, Inc.

BK Whopper Bar, LLC

Distron Transportation Systems, Inc.

Burger King Sweden Inc.

The Melodie Corporation

Burger King Interamerica, LLC

TPC Number Four, Inc.

Moxie’s, Inc.

TQW Company

BK CDE, Inc.

Uruguay

Jolick Trading, S.A.

Venezuela

BK Venezuela Servicios C.A.

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